UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2024

FINANCE OF AMERICA COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400
Plano, Texas 75024
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (877) 202-2666
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
Warrants to purchase shares of Class A Common Stock	FOA.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, in June 2019, Finance of America Equity Capital LLC (“FoA Equity”), a subsidiary of Finance of America Companies Inc. (the “Company”), entered into Revolving Working Capital Promissory Notes (as amended from time to time, the “Original Promissory Notes”) with certain funds affiliated with Blackstone Inc. (“Blackstone”) and an entity controlled by Brian L. Libman (“LFH” and together with Blackstone, the “Lenders”). The Original Promissory Notes provided for aggregate commitments for revolving borrowings of $60.0 million, a maturity date of November 30, 2024 and an interest rate per annum of 10% increasing to 15% per annum, effective May 15, 2024. The Original Promissory Notes were secured by tangible assets of FoA Equity, excluding pledges of equity interests, and certain Pledged Risk Retention Securities (as defined below) held by MM Risk Retention LLC, a wholly owned subsidiary of FoA Equity (“MM Risk”).

On January 30, 2024, FoA Equity, MM Risk and the Lenders entered into an omnibus amendment (the “Amendment”) to the Original Promissory Notes to, among other things, increase the aggregate commitments for revolving borrowings under the Original Promissory Notes from $60.0 million to $85.0 million and extend their maturity date from November 30, 2024 to May 25, 2025 (the Original Promissory Notes as amended by the Amendment, the “Amended Promissory Notes”). The Amended Promissory Notes continue to bear interest at a rate per annum equal to 10% increasing to 15% per annum, effective May 15, 2024.

In addition, the Amended Promissory Notes have the benefit of a new guarantee and security agreement (as described below) and include certain restrictive covenants and mandatory prepayment events, in each case, as more particularly described below under “Covenants and Events of Default” and “Mandatory Prepayment,” respectively.

The terms of the Amendment and Amended Promissory Notes were approved by the Audit Committee of the Board of Directors of the Company in accordance with the Company’s policy regarding transactions with related persons.

Collateral and Guarantees

As required under the Amendment, on January 30, 2024, FoA Equity, the Guarantors (as defined below) and Blackstone, as administrative agent under the Amended Promissory Notes, entered into a new guarantee and security agreement for the benefit of the Lenders to add the Guarantors as guarantors of the Amended Promissory Notes and pledge additional collateral to secure the obligations under the Amended Promissory Notes, as described herein. The Amended Promissory Notes are guaranteed by certain current and future wholly owned subsidiaries of FoA Equity, in each case, except for certain subsidiaries, including those subsidiaries which are not wholly owned subsidiaries, securitization subsidiaries, warehouse facility subsidiaries, foreign subsidiaries and other excluded subsidiaries. The guarantors under the Amended Promissory Notes as of the date of the Amendment include Finance of America Funding LLC (“FoA Funding”), the issuer of the Company’s existing unsecured 7.875% senior notes due 2025 (the “2025 Notes”), Finance of America Reverse LLC (“FoA Reverse”), Finance of America Mortgage LLC (“FoA Mortgage”), the other guarantors under the 2025 Notes (subject to certain exceptions) and MM Risk (collectively, the “Guarantors”).

Each Amended Promissory Note is secured on a first-priority basis, subject to permitted liens, by substantially all of the unencumbered assets owned by FoA Equity and each of the Guarantors (except for FoA Reverse and FoA Mortgage) (collectively, the “All Assets Collateral”). The All Assets Collateral includes pledges of the equity interests of each Guarantor and the equity instruments required to be retained by MM Risk (presently and in the future) in connection with the issuance of proprietary reverse loan asset-backed securitizations (the “Pledged Risk Retention Securities”). Each Amended Promissory Note is also secured on a first-priority basis, subject to permitted liens, by pledges of the equity interests of the direct subsidiaries of FoA Reverse and FoA Mortgage, subject to certain exceptions (together with the All Assets Collateral, the “Collateral”). The Guarantors are also required to transfer any unrestricted cash in excess of $90 million that the Guarantors hold on an aggregate basis to an account that will be subject to a springing control agreement with Blackstone, as the administrative agent.

Mandatory Prepayment

The Amended Promissory Notes are required to be partially or fully repaid, and the commitments under such Amended Promissory Notes reduced by the same amount, in connection with the occurrence of certain specified events described herein.

In the event of (a) a transaction relating to the sale or financing of certain reverse mortgage servicing rights owned by FoA Equity or any restricted subsidiary that results in FoA Equity or any restricted subsidiary receiving any cash proceeds from such transaction, excluding any refinancing, for the same principal amount, of indebtedness already secured by such reverse mortgage servicing rights and the ordinary course sale, pooling or financing of reverse mortgage loans, including tail pools, buyout loans or related securitizations, (b) any public or private sale or issuance of capital stock or preferred stock by FoA Funding, FoA Equity or any of its direct or indirect parent companies, subject to customary exceptions for intercompany issuances, registrations on Form S-8 and certain issuances in connection with FoA Equity or its subsidiaries existing acquisition agreements, (c) any casualty event and certain asset dispositions, (d) the incurrence of indebtedness by FoA Equity or any of its restricted subsidiaries not permitted to be incurred under the covenants of the Amended Promissory Notes or (e) the disposition of Collateral for fair market value (for which the consideration must be cash), FoA Equity must, within three business days of such event, apply 100% of the proceeds received by FoA Equity or any of its restricted subsidiaries in connection with such event, in each case, net of certain related fees and expenses, as a prepayment of the Amended Promissory Notes.

In the event of the incurrence of permitted indebtedness through the issuance of proprietary reverse mortgage loan securitizations not involving the cancellation of Pledged Risk Retention Securities, (x) to the extent immediately prior to such incurrence, the Guarantors hold more than $80 million, but less than $100 million, in unrestricted cash (the “Pre-Securitization Cash”), FoA Equity must, within three business days of such event, apply 50% of the net cash proceeds received by (or that could be made available to) a Guarantor as a prepayment of the Amended Promissory Notes or (y) to the extent Pre-Securitization Cash is more than $100 million, FoA Equity must, within three business days of such event, apply 100% of the net cash proceeds received by (or that could be made available to) a Guarantor as a prepayment of the Amended Promissory Notes.

In the event of the incurrence of permitted indebtedness through the issuance of proprietary reverse mortgage loan securitizations in connection with the cancellation of Pledged Risk Retention Securities, (xx) to the extent the cumulative net cash proceeds received by (or made available to) the Guarantors allocable to the proprietary reverse mortgage loans underlying the cancelled Pledged Risk Retention Securities (the “Cumulative Proceeds”) are greater than $25 million but less than or equal to $50 million, FoA Equity must, within three business days of such event, apply 50% of such Cumulative Proceeds in excess of $25 million as a prepayment of the Amended Promissory Notes and (yy) to the extent Cumulative Proceeds are greater than $50 million, FoA Equity must, within three business days of such event, apply the sum of (A) $12.5 million plus (B) 100% of such Cumulative Proceeds in excess of $50 million as a prepayment of the Amended Promissory Notes.

Covenants and Events of Default

The Amended Promissory Notes contain restrictive covenants that limit, among other things, and in each case, subject to certain exceptions for transactions in the ordinary course business, the ability of FoA Equity and certain of its subsidiaries, including the Guarantors, to incur additional indebtedness, repay indebtedness before its respective stated maturity, make restricted payments (including investments), sell or dispose of assets, incur liens and enter into certain transactions with affiliates. The Amended Promissory Notes also prohibit FoA Equity from permitting any restricted subsidiary (other than a foreign subsidiary) that is not a Guarantor from holding unrestricted cash unless the transfer of the cash to a Guarantor is prohibited by law or contracts with non-affiliates in the ordinary course of business.

Each Amended Promissory Note contains customary events of default which would permit each of the Lenders to declare such Lender’s Amended Promissory Note to be immediately due and payable if not cured within applicable grace periods, including, but not limited to, the failure to make timely payments on the Amended Promissory Notes or certain other indebtedness, the failure to satisfy covenants, breach of representations and warranties, acceleration of certain other indebtedness, the existence of certain final judgments or orders, the failure of the documents granting security for the Amended Promissory Notes to be in full force and effect, the failure of the liens on the Collateral to be valid and perfected and specified events of bankruptcy and insolvency (which specified events would result in immediate acceleration of the Amended Promissory Notes without any further action by the Lenders).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

Dated:	February 2, 2024	By:	/s/ Matthew A. Engel
Name: Matthew A. Engel
Title: Chief Financial Officer